UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 27, 2021

SG BLOCKS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-38037	95-4463937
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

195 Montague Street, 14th Floor

Brooklyn, NY 11201

(Address of Principal Executive Offices, Zip Code)

Registrant’s telephone number, including area code: 646-240-4235

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, par value $0.01	SGBX	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01 Regulation FD Disclosure

On October 28, 2021, SG Blocks, Inc. (the “Company”) issued a press release providing an update regarding its current pipeline of announced projects.

The information in this Item 7.01 and in the press release attached as Exhibit 99.1 to this Current Report on Form 8-K shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section or Sections 11 and 12(a)(2) of the Securities Act of 1933, as amended. The information contained in this Item 7.01 and in the press release attached as Exhibit 99.1 to this Current Report on Form 8-K shall not be incorporated by reference into any filing with the U.S. Securities and Exchange Commission made by the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

The press release attached as Exhibit 99.1 to this Current Report on Form 8-K includes “safe harbor” language pursuant to the Private Securities Litigation Reform Act of 1995, as amended, indicating that certain statements contained therein are “forward-looking” rather than historical.

The Company undertakes no duty or obligation to update or revise the information contained in this Current Report on Form 8-K, although it may do so from time to time if its management believes it is appropriate. Any such updating may be made through the filing of other reports or documents with the Securities and Exchange Commission, through press releases or through other public disclosures.

Item 8.01 Other Events.

On October 27, 2021, the Company closed its previously announced registered direct offering and concurrent private placement that it effected pursuant to the Securities Purchase Agreement that it entered into on October 25, 2021 with an institutional investor and received gross proceeds of $11.55 million. Pursuant to the terms of the Purchase Agreement, the Company issued to the investor (A) in a registered direct offering (i) 975,000 shares of its Common Stock, par value $0.01 per share (the “Common Stock”), and (ii) pre-funded warrants to purchase up to 2,189,384 shares of Common Stock and (B) in a concurrent private placement, Series A warrants to purchase up to 1,898,630 shares of Common Stock.

On October 28, 2021, the Company issued a press release providing an update regarding its current pipeline of announced projects. The information in the Press Release included the following:

●	The Lago Vista project, on Lake Travis on the Colorado River in Austin, Texas, in which the Company owns a minority interest, is expected to commence development work in the second quarter of 2022, with an anticipated completion date in the fourth quarter of 2022. The project is to consist of up to 225 one- and two-bedroom condominium units, as well as amenities including a community center, marina and health club. The Company expects to capture approximately $25 million in manufacturing revenue over the life of the project. The Company also anticipates that its minority interest in the sale of the units will be no less than approximately $5.0 million as units are sold.

●	The Norman Berry Village project in the Atlanta, Georgia metropolitan area, in which the Company owns a 50% interest, is expected to be completed at a cost of approximately $15 million – $20 million, with the units to be constructed at the Company’s manufacturing facilities in Durant, OK and shipped to Atlanta.

●	The Monticello Mews project in the Catskills region of New York is expected to be completed in the third quarter of 2023 and consist of 187 townhomes with one- and two-bedroom units, with amenities including a clubhouse, gym, and outdoor green spaces. The Company also expects to earn a preferred payment upon completion of the project.

●	The Cumberland Inlet project in historic downtown St. Marys, Georgia, SGB DevCorp.’s largest project to date and in which the Company owns a 10% interest, is expected to commence site work in the fourth quarter of 2021, with initial deliveries of modular units expected in third quarter of 2022. Modular housing units for the project will be produced at the Company’s manufacturing facilities in Durant, OK, with gross potential manufacturing revenues totaling approximately $180 million.

The information presented in this Item 7.01 of this Current Report on Form 8-K and Exhibit 99.1 is being furnished and shall not be deemed filed for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise be subject to the liabilities of that section, nor is it incorporated by reference into any filing of the Company, under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit 99.1	Press Release issued by SG Blocks, Inc., dated October 28, 2021
Exhibit 104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SG Blocks, Inc.

Dated: October 28, 2021	By:	/s/ Paul Galvin
Name: Paul Galvin
Title: Chairman and Chief Executive Officer

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